SECOND AMENDMENT TO THIRD AMENDED AND RESTATED
MASTER CREDIT FACILITY AGREEMENT
(MAA I)

          THIS SECOND AMENDMENT TO THIRD AMENDED AND RESTATED MASTER CREDIT FACILITY AGREEMENT (the “Amendment”) is effective as of the 3rd day of August, 2004, by and among (i) (a) MID-AMERICA APARTMENT COMMUNITIES, INC., a Tennessee corporation (the “REIT”), (b) MID-AMERICA APARTMENTS, L.P., a Tennessee limited partnership (“OP”) (the REIT and OP being collectively referred to as “Borrower”), and (c) MID-AMERICA APARTMENTS OF TEXAS, L.P., a Texas limited partnership (“MAA of Texas”; MAA of Texas and Borrower being collectively referred to as the “Borrower Parties”); (ii) PRUDENTIAL MULTIFAMILY MORTGAGE INC., a Delaware corporation (“Lender”); and (iii) FANNIE MAE.

RECITALS

          A.     Borrower Parties and Lender are parties to that certain Amended and Restated Master Credit Facility Agreement dated as of the 22nd day of August, 2002, by and between Borrower and Lender, which was amended and restated pursuant to that certain Second Amended and Restated Master Credit Facility Agreement dated as of December 10, 2003, which has been further amended and restated pursuant to that certain Third Amended and Restated Master Credit Facility Agreement dated as of March 30, 2004, as amended by that certain First Amendment to Third Amended and Restated Master Credit Facility Agreement dated as of March 31, 2004 (as amended from time to time, the “Master Agreement”).

          B.     All of the Lender’s right, title and interest in the Master Agreement and the Loan Documents executed in connection with the Master Agreement or the transactions contemplated by the Master Agreement have been assigned to Fannie Mae pursuant to that certain Assignment of Collateral Agreements and Other Loan Documents, dated as of August 22, 2002 and that certain Assignment of Collateral Agreements and Other Loan Documents, dated as of December 10, 2003 and that certain Assignment of Collateral Agreement and Other Loan Documents dated as of March 31, 2004 (collectively, the “Assignment”).  Fannie Mae has not assumed any of the obligations of the Lender under the Master Agreement or the Loan Documents as a result of the Assignment.  Fannie Mae has designated the Lender as the servicer of the Loans contemplated by the Master Agreement. Lender is entering into this Amendment in its capacity as servicer of the loan set forth in the Master Agreement.

          C.     Borrower Parties have entered into that certain ISDA Master Agreement dated as of August 3, 2004 by and between Borrower Parties and Deutsche Bank AG, New York (the “Counterparty”), and countersigned by Fannie Mae (together with all schedules thereto, the “Swap Documents”), pursuant to which the Counterparty agreed to provide interest rate protection for the Borrower Parties.

          D.     Fannie Mae has agreed to credit enhance certain obligations under the Swap Documents.

          E.     As a condition to the credit enhancement, Fannie Mae has required that the Borrower Parties enter into this Amendment in order to provide that the Collateral under the Master Agreement also secure any liability Fannie Mae may incur as a result of such credit enhancement of the Swap Documents.

          NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and agreements contained in this Amendment and the Master Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

          Section 1.     Obligations Secured.  The Collateral under the Master Agreement shall also secure any and all liability Fannie Mae may incur in connection with Fannie Mae’s agreement to provide credit enhancement of the Swap Documents, including but not limited to:

          (a)     any and all amounts provided by Fannie Mae under the credit enhancement;

          (b)     any and all amounts to be paid by the Borrower Parties to replenish fully any reserve funds required under the Swap Documents;

          (c)     any and all reasonable fees, costs, charges and expenses (including the fees and expenses of attorneys, accountants and other experts) which Fannie Mae may pay or incur in connection with any payment under any of the Swap Documents, including payments of any fees and charges in connection with any accounts established to facilitate payments under any Swap Document, or the performance of Fannie Mae’s obligations under any Swap Document;

          (d)     the amount of any fees, costs, or charges or expenses (including the fees and expenses of attorneys, accountants and other experts) incurred by Fannie Mae in connection with the administration or enforcement of or preservation of rights or remedies under this Agreement or any of the Loan Documents or in connection with the foreclosure upon, sale of or other disposition of any security granted pursuant to the Loan Documents;

          (e)     any payments or advances made by Fannie Mae on behalf of any Borrower pursuant to any of the Loan Documents;

          (f)     all costs and expenses incurred in connection with or related to the execution and delivery of each Swap Document, any tax or governmental charge imposed in connection with the execution and delivery of each Swap Document and the reasonable fees and disbursements of Fannie Mae’s counsel and accountants, including fees and expenses relating to any (a) amendments, consents or waivers to this Amendment or any of the Loan Documents (whether or not any such amendments, consents or waivers are entered into), (b) requests to evaluate any substitute or additional Collateral or the release of Collateral, (c) collection, disbursement or application of insurance or condemnation awards, proceeds, damages or other payments including, without limitation, all costs incurred in connection with the application of insurance or condemnation awards to restore or repair any Mortgaged Property, including reasonable appraiser fees;

          (g)     any transfer taxes, documentary taxes, assessments or charges made by any governmental authority, by reason of the execution, delivery, filing, recordation, performances or enforcement of any of the Loan Documents; provided the Borrower Parties will not be obligated to pay any franchise, excise, estate, inheritance, income, excess profits or similar tax on Fannie Mae; and

          Section 2.     Capitalized Terms.  All capitalized terms used in this Amendment which are not specifically defined herein shall have the respective meanings set forth in the Master Agreement.

          Section 3.     Reaffirmation.  The Borrower Parties hereby reaffirm their obligations under the Master Agreement.

          Section 4.     Full Force and Effect.  Except as expressly modified by this Amendment, all terms and conditions of the Master Agreement shall continue in full force and effect.

          Section 5.     Counterparts.  This Amendment may be executed in counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

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          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

BORROWER PARTIES:

MID-AMERICA APARTMENT COMMUNITIES, INC., a Tennessee corporation

By:

Al Campbell
Senior Vice President and Treasurer

MID-AMERICA APARTMENTS, L.P., a Tennessee limited partnership

By:	Mid-America Apartment Communities, Inc., a Tennessee corporation, its general partner

By:

Al Campbell
Senior Vice President and Treasurer

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MID-AMERICA APARTMENTS OF TEXAS, L.P., a Texas limited partnership

By:	MAC of Delaware, Inc., a Delaware corporation, its general partner

By:

Name: John A. Good
Title: Assistant Secretary

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LENDER:

PRUDENTIAL MULTIFAMILY MORTGAGE INC., a Delaware corporation

By:

Name: Sharon D. Singleton
Title:Vice President

FANNIE MAE:

FANNIE MAE, a federally-chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, 12 U.S.C. § 1716, et seq.

By:

Name:

Title: